                                                                    Exhibit 11.0



               COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES
               -------------------------------------------------

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                -----------------------------------------------
                                  (Unaudited)

                                                   Three Months Ended                Nine Months Ended
                                                         April 30                         April  30
                                                   ------------------                -----------------
                                                   1996          1995                1996         1995
                                                   ----          ----                ----         ----
Net earnings (loss)                            $   79,000    $   (646,000)       $   (62,000)   $  (1,538,000)
- -------------------

Computation of weighted average
 number of common equivalent
 shares outstanding during the period:

Weighted average number of
 common shares                                  2,605,344       2,605,344          2,605,344        2,605,344

Weighted average shares assumed to be
 issued upon exercise of common
 stock option                                         ---             ---                ---              ---

Less Treasury Stock                               (15,000)        (15,000)           (15,000)         (15,000)
                                               ----------    ------------        -----------    -------------
Weighted average number of common
 and common equivalent shares
 outstanding during the period                  2,590,344       2,590,344          2,590,344        2,590,344
                                               ----------    ------------        -----------    -------------

Earnings (loss) per share:                     $      .03    $       (.25)       $      (.02)   $        (.59)
                                               ----------    ------------        -----------    -------------